GuideStone Funds
Medium Duration Bond Fund (604094) (the "Fund")

CUSIP: 913017BT5
Quarterly Report from Adviser for the Quarter Ending 6/30/2012


PROCEDURES PURSUANT TO RULE 10f-3*

(1)Name of Underwriters


BNP Paribas
Securities Corp
Citigroup Global
Markets Inc
Deutsche Bank
Securities Inc
Goldman Sachs & Co
HSBC Securities
JP Morgan Securities
Merrill Lynch Pierce
Fenner & Smih
RBS Securities Corp
Banca Caboto SPA
Barclays Capital
BMO Capital Markets Corp
BNY Mellon Capital Markets LLC
China International
Capital Corp H
Commerz Markets LLC
Mitsubishi UFJ
Securities USA Inc
RBC Capital Markets
Santander Investment
Securities I
SMBC Nikko Capital Markets Ltd/L
Standard Chartered Bank (US)
UniCredit Capital Markets Inc
Williams Capital Group LP


(2)Name of Issuer

UNITED TECHNOLOGIES CORP


(3)Title of Security

UTX4 1/2 06/01/42





(4)Date of Prospectus or First Offering

5/24/2012





(5)Amount of Total Offering  ($)

350,000,000





(6)Unit Price

98.767





(7)Underwriting Spread or Commission

0.875%





(8)Rating

A2/A/A





(9)Maturity Date

6/1/2042


(10)Current Yield

4.117%


(11) Yield to Maturity

3.966%

(12) Subordination Features

Sr. Unsecured



*Rule 10f-3 procedures allow the Fund under certain conditions to purchase securities during the existence of an underwriting or selling syndicate, a principal underwriter of which is Goldman, Sachs & Co. or any of its affiliates or a principal underwriter of which is an officer, director, member of an advisory board, investment adviser or employee of Goldman Sachs Trust.


PROCEDURES PURSUANT TO RULE 10f-3 - Continued


(13)Nature of Political Entity, if any,
including, in the case of
revenue bonds, underlying
entity supplying the revenue

N/A




(14)Total Par Value of Bonds Purchased

475,000


(15)Dollar Amount of Purchases ($)

469,143


(16)Number of Shares Purchased

475,000


(17)Years of Continuous Operation
(excluding municipal
securities; see (25)(d) below)

The company has been in
continuous operation for
greater than three years.


(18)% of Offering Purchased by Fund

0.014%


(19)% of Offering Purchased
by all other GSAM-managed
Portfolios and Accounts

1.186%


(20)Sum of (18) and (19)**

1.20%



(21)% of Fund's Total Assets
applied to Purchase

0.21%


(22)Name(s) of Underwriter(s)
or Dealer(s) from whom Purchased

HSBC


(23)Is the Adviser, any
Subadviser or any person
of which the Adviser or
Subadviser is an
"affiliated person", a
Manager or Co-Manager of
the Offering?

Yes ___X___
No________


(24)Were Purchases Designated
as Group Sales or
otherwise allocated to
the Adviser, any
Subadviser or any person
of which the Adviser or
Subadviser is an
"affiliated person"?

Yes________
No __X_____


(25)Have the following conditions been satisfied:


(a)The securities were
part of an issue
registered under the
Securities Act of
1933, as amended,
which is being
offered to the
public, or were U.S.
government
securities, as
defined in Section
2(a)(16) of the
Securities Exchange
Act of 1934,  or
were municipal
securities as
defined in Section
3(a)(29) of the
Securities Exchange
Act of 1934 or were
securities sold in
an Eligible Foreign
Offering or were
securities sold in
an Eligible Rule
144A Offering?

Yes___X____
No_________

** May not exceed, when added to purchases of other investment companies advised by Goldman Sachs Asset Management, L.P. ("GSAM") or Goldman Sachs Asset Management International ("GSAMI"), and any other purchases by other accounts with respect to which GSAM or GSAMI has investment discretion if it exercised such investment discretion with respect to the purchase, 25% of the principal amount of the class of securities being offered, except that in the case of an Eligible Rule 144A Offering this percentage may not exceed 25% of the total of
(A) the principal amount of the class of securities being offered that is sold by underwriters or members of the selling syndicate to Qualified
Institutional Buyers ("QIBs") plus (B) the principal amount of the class of securities being offered in any concurrent offering.



PROCEDURES PURSUANT TO RULE 10f-3 - Continued


(b)The securities were
purchased prior to
the end of the first
day on which any
sales to the public
were made, at a
price that was not
more than the price
paid by each other
purchaser of
securities in that
offering or in any
concurrent offering
of the securities
(except, in the case
of an Eligible
Foreign Offering,
for any rights to
purchase required by
law to be granted to
existing security
holders of the
issue) or, if a
rights offering, the
securities were
purchased on or
before the fourth
day preceding the
day on which the
rights offering
terminated.

Yes___X___
No_________


(c)The underwriting was
a firm commitment underwriting?

Yes___X___
No_________


                 With
respect to any issue
of securities other
than Eligible
Municipal
Securities, was the
issuer of such
securities to be
purchased in
continuous operation
for not less than
three years,
including the
operation of any
predecessors; or
with respect to any
issue of
Eligible Municipal
Securities to be
purchased, were the
securities
sufficiently liquid
that they could to
be sold at or near
their carrying value
within a reasonably
short period of time
and either: (i) were
subject to no
greater than
moderate credit
risk; or (ii) if the
issuer of the
municipal
securities, or the
entity supplying the
revenues from which
the issue is to be
paid, had been in
continuous operation
for less than three
years (including the
operation of any
predecessors) the
securities were
subject to a minimal
or low amount of
credit risk.


Yes__N/A__
No_________


/s/ Ron Arons
Portfolio Manager